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                            SHELTER OPTION AGREEMENT

     This Shelter Option Agreement ("Agreement") is entered into as of December 30, 1996 by and among SP IV Acquisition, L.L.C. ("SPIV"), Market Ventures, L.L.C. ("Market Ventures"), Liquidity Assistance L.L.C. ("LAC") and Insignia Properties, L.P. ("Partnership"). SPIV, Market Ventures and LAC are sometimes individually referred to as a "Unitholder" and collectively referred to as the "Unitholders".

                                   BACKGROUND

     SPIV, Market Ventures and LAC own respectively eleven thousand one hundred twenty two (11,122), one hundred twenty (120) and seventeen (17) units of Shelter Properties IV Limited Partnership (each a "Unit" and collectively the "Units"). The Unitholders each desire to grant to the Partnership an option to acquire the Units pursuant to the terms of this Agreement.

                             STATEMENT OF AGREEMENT

     In consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     SECTION 1. GRANT OF OPTION. Each Unitholder hereby grants to the Partnership the option to acquire the Units owned by such Unitholder for an aggregate for all of the Units of 536,748 LP Units of the Partnership ("LP Units") all of which shall be issued to Insignia Financial Group, Inc. ("IFG"). (The number of LP Units to be issued to IFG in exchange for the Units is subject to adjustment based on those final valuations of the Units as shown in that certain Confidential Memorandum by which Insignia Properties Trust, a Maryland business trust, will offer shares of beneficial interest to accredited investors following the date of this Agreement.) The option may be exercised by the Partnership, in whole or in part, at any time or from time to time on or before December 31, 1997.

     SECTION 2. EXERCISE OF OPTION. If the Partnership wishes to exercise all or portion of any of the options, the Partnership shall give written notice ("Notice") to the appropriate Unitholder specifying (A) the total number of Units it will acquire pursuant to such exercise and (B) the place for closing and a date for closing between the date of the Notice and ten (10) business days from the date of the Notice. At any such closing, the Partnership will issue the appropriate number of LP Units to IFG and the appropriate Unitholder will deliver the Units to the Partnership. Upon issuance of the appropriate number of LP Units to IFG, the option shall be deemed exercised to the extent of the Units specified in the Notice as of the date of the Notice and the option shall be deemed unexercised and still exercisable with respect to Units not specified in the Notice and not acquired pursuant to any previous exercises by the Partnership. Any exercise hereunder shall be treated for all purposes as a contribution of property by the contributing party to the Partnership in exchange for interests in the Partnership.




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     SECTION 3. MISCELLANEOUS PROVISIONS.

     (a) INTERPRETATION. Because all of the parties have participated in the drafting of this Agreement, the rule of construction that a document be construed strictly against its drafter shall have no application to this Agreement.

     (b) GOVERNING LAW. This Agreement shall be governed under the laws of the State of South Carolina.

     (c) NO CONTINUING WAIVER. This waiver of any party of a breach of any provision of this Agreement, shall not operate as or be construed to be a waiver of any subsequent breach.

     (d) PARTIAL INVALIDITY. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced as written to the fullest extent permitted by law.

     (e) HEADINGS. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of, this Agreement.

     (f) PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the entity, person or persons may require.

     (g) MODIFICATION. The parties may, be mutual written consent and not otherwise, modify or supplement this Agreement.

     (h) AUTHORITY. Each party to this Agreement represents that such party has the requisite authority to enter into this Agreement and to bind the party it purports to represent.

     (i) BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors, successors in interest, assigns, heirs and personal representatives.



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     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                   SP IV Acquisition, L.L.C.

                                   By: Insignia Financial Group, Inc., Member


                                   By:
                                       ----------------------------------------
                                       John K. Lines
                                       General Counsel, Secretary


                                   Liquidity Assistance, L.L.C.


                                   By:
                                       ----------------------------------------
                                       Ronald Uretta
                                       Vice President


                                   Market Ventures, L.L.C.


                                   By:
                                       ----------------------------------------
                                       Ronald Uretta
                                       Vice President


                                   Insignia Properties, L.P.


                                   By: Insignia Properties Trust,
                                       its General Partner


                                   By:
                                       ----------------------------------------
                                       James A. Aston
                                       President








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